                       STOCK PLEDGE AND SECURITY AGREEMENT


         This Stock Pledge and Security Agreement, dated as of the 28th day of September, 2000, is executed by HealthAxis Inc., a Pennsylvania corporation, having a principal place of business at 2500 DeKalb Pike, East Norriton, PA 19401 ("Pledgor"), to and in favor of HealthAxis.com, Inc., a Pennsylvania corporation with offices at 2500 DeKalb Pike, East Norriton, PA 19401("Pledgee"), with respect to the following facts:

         A. Pledgor is the direct and beneficial owner of the issued and outstanding shares of stock, instruments, documents, commercial paper, securities and other interests listed on Exhibit "A" hereto (the "Pledged Securities"); and

         B. In order to induce Pledgee to enter into certain that certain Loan Agreement dated as of September 29, 2000 (the "Loan Agreement") and related promissory notes, among Pledgor and Pledgee, and to extend certain financial accommodations to Pledgor as therein provided, Pledgor has agreed to secure the payment and performance of the Obligations (as defined in the Loan Agreement) and to accomplish same by (i) executing and delivering to Pledgee this Stock Pledge and Security Agreement, (ii) except as hereinafter provided, delivering to Pledgee the Pledged Securities, together with appropriate powers and/or endorsements duly executed in blank by Pledgor, and (iii) delivering to Pledgee any and all other documents which Pledgee reasonably deems necessary to protect Pledgee's interests hereunder or with respect to the Obligations;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees as follows:

         1. Definitions.

                  (a) "Loan Agreement" shall have the meaning provided in Recital paragraph B above, and shall include the Secured Revolving Line of Credit and the Secured Hannover Re Loan which are evidenced by their respective secured promissory notes as further described therein and as described in sections 2.b. and 2.c. herein.

                  (b) "Issuer" shall mean individually and collectively, the issuers identified as such in Exhibit "A" hereto, and their successors.

                  (c) "Obligations" shall mean the two Secured loans made by Pledgee to Pledgor as set forth in the Loan Agreement.

                  (d) "Pledge Agreement" shall mean and include this Stock Pledge and Security Agreement, as amended, modified or supplemented from time to time.

                  (e) "Pledged Property" shall mean and include (i) the Pledged Securities, together with all cash dividends, stock dividends, interest, profits, redemption, warrants, subscription rights, stock, securities, options, substitutions, exchanges and other distributions now or hereafter distributed by Issuer or which may hereinafter be acquired by or delivered to the possession of Pledgor or Pledgee with respect to the Pledged Property, (ii) Pledgor's records with respect to the foregoing and (iii) the proceeds of all of the foregoing.

                  (f) Except as otherwise herein expressly provided, all capitalized terms used in this Pledge Agreement shall have the meanings ascribed to them in the Loan Agreement, and all other terms not specifically defined herein which are defined in the Uniform Commercial Code, as presently in effect in the Commonwealth of Pennsylvania and as the same may hereafter be amended from time to time, shall be construed in accordance with the definitions set forth therein.


         2. Grant of Security Interest

                  (a) General. As collateral security for the prompt and unconditional payment and performance when due of each and every one of the Obligations, Pledgor hereby assigns, mortgages, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee a security interest in and lien upon all of the Pledged Property. Upon delivery of the original certificates for the Pledged Property, all blank endorsements thereof by Pledgor as evidenced by the stock powers executed and delivered by Pledgor to Pledgee pursuant to this Pledge Agreement and the Loan Agreement shall automatically be effective, and Pledgee's security interest therein as provided for in this Pledge Agreement shall automatically be perfected by "control" (as that term is defined in Section 9203 et seq.of the Pennsylvania Uniform Commercial Code as in effect at the date of this Pledge Agreement).

                  (b) Secured Revolving Line of Credit. The Pledged Securities for the Secured Revolving Line of Credit shall consist of and be secured by a perfected first security interest in and to shares of HealthAxis.com, Inc. common stock owned by Pledgor. Upon the making of any Revolving Credit Loan advanced on any Funding Date, Pledgor shall deliver to Pledgee a certificate or certificates (accompanied by an executed stock power in blank) representing a number of shares of HealthAxis.com, Inc. common stock equal to (a) the amount of the Revolving Credit Loan divided by (b) 1.3 times the Average HealthAxis Inc. Trading Price. All such shares of HealthAxis.com, Inc. common stock so delivered shall be free and clear of any and all liens, claims, charges or encumbrances whatsoever. For purposes hereof, the "Average HealthAxis Inc. Trading Price" shall mean, as of the date of funding of any Revolving Credit Loan, the average closing price per share of HealthAxis Inc. common stock as quoted on the Nasdaq National Market (or on such other market as shares of HealthAxis Inc. are then quoted) for the 10 consecutive trading days immediately preceding such date of funding; provided, however, that the Average HealthAxis Inc. Trading Price shall be deemed to be not less than $3.00 per share and not greater than $5.00 per share.

                  (c) Secured Hannover Re Loan. The Pledged Securities for the Secured Hannover Re Loan shall consist of and be secured by a perfected first security interest in and to 200,000 shares of HA.com common stock, pledged to HA.com in accordance with and subject to the terms of the Security Agreement. Upon the making of the Secured Hannover Re Loan, HAI shall deliver to HA.com a certificate or certificates (accompanied by an executed stock power in blank) representing 200,000 shares of HA.com common stock, which shares shall be free and clear of any and all liens, claims, charges or encumbrances whatsoever.


         3. Representations, Warranties, Covenants and Waivers

                  Pledgor hereby covenants, represents and warrants with and to Pledgee that (all of such covenants, representations and warranties being continuing in nature so long as any of the Obligations are outstanding):

                  (a) The Pledged Securities are duly authorized, validly issued, fully paid and nonassessable securities of the Issuer, and are not registered, nor has Pledgee authorized the registration thereof, in the name of any person or entity other than Pledgor or Pledgee.

                  (b) The Pledged Property is directly, legally and beneficially owned by Pledgor free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description except for the pledge and security interest with respect thereto in favor of Pledgee, and the lien priority of Lender's security interest herein granted is and shall be senior to all other security interests and liens in the Pledged Property.

                  (c) The Pledged Property is not subject to any restrictions relative to the transfer thereof, except as noted on the certificates evidencing the Pledged Securities and, except as so noted and provided, Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions except as otherwise provided herein.

                  (d) Except as provided in Subsection 3(c) above, the Pledged Property is duly and validly pledged to Pledgee, and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party was or is necessary to the validity and enforceability of this Pledge Agreement.

                  (e) Pledgor authorizes Pledgee to (i) store, deposit and safeguard the Pledged Property, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or Pledgee's security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Pledged Property to or in Pledgee's own name and receiving the income therefrom as additional collateral for the Obligations and (iii) pay any charges or expenses which Pledgee reasonably deems necessary for the foregoing purposes, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee's possession shall be limited to the same degree of care which Pledgee uses for similar property owned by Pledgee.

                  (f) Pledgor will pay all charges and assessments of any nature against the Pledged Property or with respect hereto prior to said charges and/or assessments being delinquent.

                  (g) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate provided in the other Loan Documents, for any charges, assessments or expenses paid or incurred by Pledgee in its reasonable discretion for the protection and preservation and maintenance of the Pledged Property and the enforcement of Pledgee's rights hereunder, including, without limitation, reasonable attorneys' fees and legal expenses (whether of outside counsel or the allocated costs of Pledgee's in-house counsel and staff) incurred by Pledgee in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

                  (h) Pledgor shall furnish Pledgee with such information concerning the Pledged Property as Pledgee may from time to time reasonably request, including, without limitation, current financial statements.

                  (i) During the term of this Pledge Agreement, if Pledgor shall receive, have registered in its name or become entitled to receive or acquire or have registered in its name any stock certificate, option or warrant with respect to the Pledged Property (including, without limitation, any certificate representing a dividend on or a distribution or exchange of or in connection with any reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise, then, Pledgor agrees to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or duly executed appropriate powers and/or assignments, to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof. If any of the foregoing is at any time in uncertificated form, Pledgor shall register same with the Pledgee's security interest noted therein, as further security for the Obligations.

                  (j) During the term of this Pledge Agreement, Pledgor shall not directly or indirectly sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property.

                  (k) So long as no Event of Default (as hereinafter defined) has occurred, Pledgor shall have the right to vote and exercise all corporate rights with respect to the Pledged Securities except as expressly prohibited herein.

                  (l) Pledgee may notify Issuer or the appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

                  (m) Pledgor shall perform such further acts and execute such additional instruments as are reasonably required by Pledgee to effectuate and implement this Pledge Agreement and the provisions hereof.

                  (n) No action has been taken or is being taken by or is currently planned by Pledgor, or any agent acting on its behalf which would cause this Pledge Agreement, the Obligations or other Loan Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, the Securities and Exchange Act of 1934 or any other applicable law or regulation, in each case as now in effect or as the same may hereafter be amended or supplemented. Pledgor is not in the business of extending credit for the purpose of purchasing or carrying margin stocks or other securities.

                  (o) Pledgor waives any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been indefeasibly paid in full. Pledgee is entitled to all of the benefits of a secured party set forth in Sections 9201 et seq. of the Pennsylvania Uniform Commercial Code.


         4. Events of Default

                  The occurrence of any Event of Default under the Loan Agreement shall, at the sole option of Pledgee, constitute and be deemed an Event of Default under this Pledge Agreement.


         5. Remedies After Default

                  Upon or subsequent to the occurrence of an Event of Default and the continuation thereof beyond any applicable cure period under the Loan
Agreement:

                  (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Issuer of the Pledged Securities (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities and/or other Pledged Property in the name of Pledgee or in the name of Pledgee's nominee, and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee, in its discretion, shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Securities and other Pledged Property and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities or the other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect to Issuer. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and other pledged property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

                  (b) In addition to all the rights and remedies of a secured party under the Pennsylvania Uniform Commercial Code, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demand, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, brokers board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best; provided, however, that Pledgee shall not be required under any circumstance to sell the Pledged Property by a private sale if and to the extent the Pledged Property Pledgee is permitted to sell the Pledged Property on or through a nationally recognized securities exchange or other recognized market. The foregoing disposition(s) must be for cash or on credit or for future delivery without assumption of any credit risk by Pledgee, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity or redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder (including, without limitation, reasonable attorneys' fees and legal expenses) shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any amounts required by applicable law. Pledgor shall be liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the rate set forth in the other Loan Documents, together with any reasonable attorneys' fees if placed with an attorney for collection or enforcement. Pledgor agrees that ten (10) days prior notice by Pledgee of the date after which a private sale may take place or a public auction may be held is reasonable notification of such matters.

                  (c) Pledgor recognizes that if Pledgee is unable to effect a public sale of all or part of the Pledged Property on or through a nationally recognized securities exchange or other recognized market by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, Pledgee may resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such matter and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit the Issuer of such Pledged Property, even if such Issuer would agree, to register such Pledged Property for public sale under such applicable securities laws. Pledgor agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

                  (d) All of the Pledgee's rights and remedies, including but not limited to the foregoing and those otherwise arising under this Pledge Agreement, the other Loan Documents, the instruments and securities comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof shall constitute a waiver of such option, power or right.

         6. Further Assurances

                  Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver such further documents, including but not limited to irrevocable proxies or stock powers, in form reasonably satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may reasonably request in order to effect the purposes of this Pledged Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder.

         7. Governing Law; Arbitration; Waiver of Jury Trial

                  (a) This Pledge Agreement shall be construed in accordance with and be governed by the laws of the Commonwealth of Pennsylvania. Subject to the remaining provisions of this Section 7, any legal action or proceeding with respect to this Pledge Agreement or any other Loan Document may be brought in the courts of Common Pleas sitting in Montgomery County or of the United States for the Eastern District of Pennsylvania, and, by execution and delivery of this Pledge Agreement, Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of Pledgee to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

                  (b) Except as otherwise specifically agreed to in writing by the parties, any action, dispute, claim or controversy between or among the parties, whether sounding in contract, tort, or otherwise ("Dispute" or "Disputes"), shall be resolved by arbitration as set forth below and, shall include all Disputes arising out of or in connection with (1) this Pledge Agreement or any related agreements or instruments, (2) all past, present, and future agreements involving the parties, (3) any transaction contemplated hereby, and all past and future transactions involving the parties, (4) any aspect of the past, present or future relationship of the parties. Such disputes shall be resolved by binding arbitration in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). In the event of any inconsistency between the Rules and these arbitration provisions, these provisions shall supersede the Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subsection (b). In any arbitration proceeding subject to these provisions, the arbitrator is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudications. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in subsection (d). The arbitration proceeding shall be held in Montgomery County, Pennsylvania at a mutually agreeable location therein.

                  (c) No provision of, nor the exercise of any rights under, subsection (a) hereof, shall limit the right of Pledgee (i) to foreclose against any Collateral by the exercise of a power of sale under the Loan Agreement or applicable law, (ii) to exercise self help remedies such as set-off, or (iii) to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration or judicial references.

                  (d) Whenever an arbitration is required under subsection (b), the arbitrator shall be selected in accordance with this subsection. Except as otherwise provided, the arbitrator shall be selected in accordance with the Rules. Any arbitrator selected under this subsection shall be knowledgeable in the subject matter of the Dispute. Qualified retired judges shall be selected through panels maintained by the AAA. A single arbitrator who is an attorney but is not a retired judge shall have the power to render a maximum award of $100,000. Where any party makes timely written request prior to appointment of the arbitrator, or where the claim of any party exceeds $100,000, the arbitrator shall be a retired judge formerly sitting on the bench of the Court of Common Pleas or any higher State court, or a retired Federal Court judge formerly sitting on the bench in the Eastern District of Pennsylvania. A single arbitrator who is a retired judge shall have the power to render a maximum award of $1 million. Where any party seeks an award in excess of $1 million, the Dispute shall be decided by a majority vote of three arbitrators, at least one of whom shall meet the requirements for retired judges set forth herein. For purposes of this Section (d), the computation of the maximum award an arbitrator may make includes amounts awarded for arbitration fees, attorneys' fees, and all other related costs provided by Section (e).

                  (e) Any arbitration questions arising under this Section on dispute resolution shall be governed in accordance with the Federal Arbitration Act. This Article constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. The provisions of this Article shall survive any termination, amendment or expiration of the agreement in which this Article is contained, unless the parties otherwise expressly agree in writing. In the event of any Dispute governed by this Article, each of the parties shall pay all of its own expenses, and, subject to the award of the arbitrator, shall pay an equal share of the arbitrators' fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

                  (f) THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PLEDGEE AND PLEDGOR, OR (III) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF PLEDGOR OR PLEDGEE, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING PLEDGOR OR PLEDGEE, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         8. Miscellaneous

                  (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property while held by Pledgee hereunder, as provided in
Section 3(e) hereof, Pledgee or Pledgee's agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto. Pledgee shall have no obligation or duty to return or release its security interest in the Pledged Property except upon the written request of Pledgor, at the sole expense of Pledgor and only after all Obligations are indefeasibly paid in full.

                  (b) No course of dealing between Pledgor and Pledgee, nor any failure or delay by Pledgee to exercise any right, power or privilege under the Pledge Agreement, the other Loan Documents or under any other agreements, instruments and documents executed and delivered in connection therewith shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Pledge Agreement shall be effective unless the same shall be in writing and signed by Pledgee, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

                  (c) This Pledge Agreement may not be changed, modified or amended, in whole or in part, except by a writing signed by Pledgor and Pledgee.

                  (d) The provisions of this Pledge Agreement and the other Loan Documents are severable, and if any clause or provision hereof or thereof shall be held invalid or unenforceable in whole or in part or in any jurisdiction, then such invalidity or unenforceability shall attach only to such clause or provision in any such jurisdiction or part hereof and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in the Pledge Agreement or the other Loan Documents in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered on the day and year first above written.

PLEDGOR

HEALTHAXIS INC.


BY:      /S/ MICHAEL ASHKER
         -----------------------------
         MICHAEL ASHKER
         PRESIDENT & CEO

PLEDGEE

HEALTHAXIS.COM, INC.


BY:      /S/ MICHAEL ASHKER
         -----------------------------
         MICHAEL ASHKER
         PRESIDENT & CEO

                                   EXHIBIT "A"



ISSUER                     CERTIFICATE NO.           DATE ISSUED                        NO. SHARES
------                     ---------------           -----------                        ----------
Secured Revolving Line of Credit
HealthAxis.com, Inc.                                 [According to formula in section 2.b. herein]

Secured Hannover Re Loan
HealthAxis.com, Inc.             101                 September 29, 2000                  200,000

                                       11